UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): December 10, 2004

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Rentech, Inc. through its wholly-owned subsidiary, Rentech Development Corp., entered into a stock purchase agreement with Royster-Clark, Inc. on December 10, 2004. The agreement provides for the purchase by Rentech Development of all the shares of stock of Royster-Clark Nitrogen, Inc., a wholly-owned subsidiary of Royster-Clark, Inc. Through the purchase, Rentech Development will acquire ownership of Royster-Clark Nitrogen’s 830-ton per day nitrogen fertilizer plant located in East Dubuque, Illinois. The closing of the purchase and sale is contingent upon the completion of both debt and equity financing and certain administrative requirements on or before January 31st, 2005.

The purchase price of the outstanding shares of Royster-Clark Nitrogen is $50 million, plus $13 million for net working capital, including cash and inventory. This amount is subject to adjustment at closing. Rentech intends to continue to operate the plant as a natural gas-fed nitrogen plant while converting it to a coal-fed gasification process using Illinois coal instead of expensive natural gas as its feedstock. The new and expanded gasification process will generate the synthesis gas necessary to increase the nitrogen fertilizer production in addition to Fischer-Tropsch (FT) ultra-clean fuels and surplus electricity. RDC estimates that it will take approximately three and one-half years to convert the plant from natural gas to coal feedstock and to add Fischer-Tropsch equipment to use Rentech’s FT technology.

Rentech Development and Royster-Clark Resources LLC, a subsidiary company of Royster-Clark, Inc. agreed on the terms of a distribution agreement. This agreement appoints Royster-Clark Resources the exclusive distributor for the sale, purchase and resale of anhydrous ammonia, UAN solutions, nitric acid and granular urea manufactured at the plant for agricultural and industrial use in the United States. Royster-Clark, Inc., headquartered in Norfolk, Virginia, is one of the nation’s largest retailers of fertilizer products, carrying a broad line of agricultural products and providing services to farmers. Rentech Development will market the FT products and surplus electricity produced that exceeds the power requirements of the plant.

Rentech Inc. entered into a securities purchase agreement with C. David Callaham dated November 19, 2004 that was completed on December 10, 2004. The agreements provide for a combined loan to Rentech of $1,000,000. To evidence the loans, Rentech issued two of its unsecured promissory notes in the amounts of $500,000 each. Rentech also issued stock purchase warrants to the lender of the same date, each for his purchase of 438,596 shares of Rentech’s common stock. Rentech entered into a registration rights agreement of the same date with the investor providing for the registration of the shares of common stock underlying the warrants. The warrants may be exercised at $1.14 per share of common stock, subject to adjustments, and may be exercised for a period of three years ending November 16, 2007. Under the terms of the registration rights agreement, Rentech is to file a registration statement with the Securities and Exchange Commission by March 29, 2005 for the shares of common stock underlying the warrants.

Item 2.03 Creation of a Direct Financial Obligation Or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The financing transaction described in Item 1.01 was entered into on November 19, 2004 and completed on December 10, 2004. At the closing on December 10, 2004, Rentech became obligated for the aggregate principal amount of $1,000,000 borrowed under the promissory notes. The principal amount of $1,000,000 bears interest at 8.5% per annum. The entire balances of principal and interest on the notes are payable in full in one installment on or before November 19, 2005. The notes are unsecured. In the event of default, Rentech is required to issue similar warrants to the investor on the same terms as the original warrants for the purchase under each note of 109,649 additional shares of its common stock, respectively, at $1.14 per share, and to allow the conversion of the unpaid balances of the notes into common stock at the rate of $1.14 per share. In the event of a default under the notes, the outstanding balance of principal and accrued and unpaid interest is immediately due, including the note holder’s attorney fees and other costs of collection. Events of default include, among other things:

•	failure of Rentech to pay the total interest and principal when due; and

•	breach of any covenant, representation or warranty made by Rentech in connection with the Securities Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the agreements with Royster-Clark, Inc., described in Item 1.01 of this report, Rentech issued its stock purchase warrant to Royster-Clark, Inc. The warrant agreement, dated December 10, 2004 provides Royster Clark, Inc. with the right to purchase 250,000 shares of Rentech’s common stock at $1.50 per share, expiring December 10, 2009.

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On November 19, 2004, Rentech sold the promissory notes and warrants described in Item 1.01 of this report. The notes represent an aggregate loan to Rentech of $1,000,000. The warrants may be exercised for the purchase of shares of common stock at an exercise price of $1.14 per share. The warrants may be exercised for three years ending on November 16, 2007. These securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. Rentech intends to apply the funds it borrowed under the notes for working capital and advancing the steps necessary to complete its purchase of the stock of Royster-Clark Nitrogen, Inc., as previously announced by Rentech, to acquire ownership of its nitrogen fertilizer plant in East Dubuque, Illinois.

As placement fees for the promissory notes and warrants to investors described in Item 1.01 of its Form 8-K filed December 7, 2004, Rentech agreed to issue its stock purchase warrant dated November 11, 2004 to J.P. Turner & Company LLC. The warrant provides the warrant holder the right to purchase 37,280 shares of Rentech’s common stock at $1.14 per share until November 10, 2007.

9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement to between Rentech Development Corp. and Royster-Clark, Inc.
10.2	Promissory Note with C. David Callaham.
10.3	Stock Purchase Warrant with C. David Callaham.
10.4	Registration Rights Agreement with C. David Callaham.
10.5	Promissory Note with C. David Callaham.
10.6	Stock Purchase Warrant with C. David Callaham.
10.7	Registration Rights Agreement with C. David Callaham.
10.8	Stock Option to Royster-Clark, Inc.
10.9	Stock Purchase Warrant to J.P. Turner & Company LLC.
10.10	Press Release by Rentech, Inc. dated December 10, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: December 15, 2004	By:	/s/ Ronald C. Butz
Ronald C. Butz
Vice President and Chief Operating Officer

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